Exhibit 99.1

NOBLE INTERNATIONAL STRENGTHENS OPERATIONAL MANAGEMENT

HIRES JAMES C. ORCHARD AS GLOBAL CHIEF OPERATING OFFICER

HIRES JOHN NECHIPORCHIK AS NORTH AMERICAN CHIEF OPERATING OFFICER

TROY, MI – NOVEMBER 6, 2007 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) today announced the hiring of James C. Orchard as the Company’s global Chief Operating Officer and John Nechiporchik as the Chief Operating Officer of the North American operations.

Mr. Orchard arrives at Noble from Faurecia North America where was President and responsible for 9,000 associates working in twenty-three manufacturing facilities and four technical centers in the United States, Canada and Mexico.

Before assuming the role of President of Faurecia North America, Mr. Orchard was President of North American & Asian Operations for Visteon Corporation and responsible for restructuring and transforming Visteon into a Tier 1 supplier after the operations were spun-off from Ford Motor Company. Jim had overall responsibility for $14 billion of sales manufactured in forty-three facilities.

Prior to Visteon, Mr. Orchard held multiple executive positions at ZF Friedrichschafen AG, ultimately serving as the CEO of the North and South American Operations. Jim began his career at Dana Corporation where held a variety of different operational roles.

Mr. Orchard earned degrees in business administration and marketing from Indiana University. He is also Chairman of the Original Equipment Suppliers Association.

Noble’s Chief Executive Officer, Thomas L. Saeli commented on the hiring, “Jim’s 35+ years of global automotive experience will be invaluable to Noble. We now have 24 manufacturing facilities in 12 countries in North America, Europe, Asia and Australia. We will draw on Jim’s leadership and operational expertise as we continue to integrate and develop our worldwide business. We are excited to be able to attract an executive of Jim’s caliber to Noble as we enter the next chapter in our development as a world class company and leader in laser welding and roll formed tubular products.”

Mr. Nechiporchik spent the last four years as President of Roush Industries Manufacturing division. Prior to Roush, Mr. Nechiporchik was President of Guide Corporation, a $430 million tier one supplier of automotive lighting systems.

John was employed for nineteen years at ASC Incorporated starting as a Plant Manager and eventually progressed to become President and COO of the Specialty Vehicles and Open Air Systems division of ASC. He started his career at the Packard Electric Division of GM in various operational and quality control positions. John joined Packard after earning a Bachelor of Industrial Administration from the General Motors Institute.

Noble’s North American President, Frank Sovis commented on John’s hiring, “The combination of John’s operations experience, executive leadership skills and focus on manufacturing excellence will serve our Company very well. I’m excited to have John as part of our team.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this and other periodic oral and written statements and presentations, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information, contact:

Scott A. Kehoe

Treasurer

Noble International, Ltd.

(248) 519-0700